Exhibit 23.1

OneStop Assurance PAC Co. Registration No.: 201823302D 10 Anson Road #21-14 International Plaza Singapore, 079903 Email: audit@onestop-audit.com Website: www.onestop-audit.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form F-1 of our report dated June 27, 2025, relating to the consolidated financial statements of JuNeng Technology Limited and its subsidiaries.

We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ Onestop Assurance PAC

Singapore

June 24, 2026